EXHIBIT 3.3

                          ARTICLES OF INCORPORATION OF

                             WORLD WIDE VIDEO, INC.

                                   (VIRGINIA)

                            ARTICLES OF INCORPORATION

                                       OF

                             WORLD WIDE VIDEO, INC.


The undersigned incorporator desires to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the 1950 Code of Virginia, as amended, and to that end sets forth the following:

         1.       The name of the corporation is World Wide Video, Inc.

         2. The corporation is authorized to issue one class of common stock of 5,000 shares.

         3. The address of the initial registered office of the corporation is 14327 Smith Road, Culpeper, Virginia 22701. The name of the County in which the initial registered office is located is Culpeper County. The name of its initial registered agent is John G. Perry, who is a resident of Virginia, whose business office is the same as the registered office of the corporation, and who is a director of the corporation.

         4. The Board of Directors of the corporation shall consist of two members until the number is changed by amendment to the bylaws of the corporation.

     5. The initial members of the Board of Directors are John G. Perry and Frank A. Maas.

         In  witness  whereof,   the  undersigned  executes  these  Articles  of
Incorporation as incorporator this 14th day of July, 1997.


                                          /s/ W. M. Scaife, Jr.
                                          --------------------------------
                                          W. M. SCAIFE, JR., Incorporator

                             COMMONWEATH OF VIRGINIA

                          STATE CORPORATION COMMISSION

                             Richmond July 16, 1997



This is to Certify that the certificate of incorporation of



                             WORLD WIDE VIDEO, INC.



Was this day issued and admitted to record in this office and that the said corporation is authorized to transact its business subject to all Virginia laws applicable to the corporation and its business. Effective date: July 16, 1997



                                             State Corporation Commission



                                             -----------------------------------
                                             Clerk of the Commission